As filed with the Securities and Exchange Commission on February 23, 2026
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________
FORM S-8
REGISTRATION STATEMENT
UNDER

THE SECURITIES ACT OF 1933
____________________
LegalZoom.com, Inc.
(Exact name of Registrant as Specified in Its Charter)
____________________

Delaware	95-4752856
(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

954 Villa Street Mountain View, California	94041
(Address of Principal Executive Offices)	(Zip Code)

LegalZoom.com, Inc. 2021 Equity Incentive Plan
(Full titles of plans)
Jeffrey M. Stibel
Chief Executive Officer
954 Villa Street
Mountain View, California 94041
(323) 962-8600
(Name, address, including zip code and telephone number, including area code, of agent for service)

Copies to:
C. Thomas Hopkins
John-Paul Motley
Logan Tiari
Cooley LLP
350 South Grand Avenue, Suite 3200
Los Angeles, California 90071
(213) 561-3204
____________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Smaller reporting company	☐
Non-accelerated filer	☐	Accelerated filer	☐
Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

INTRODUCTION

This Registration Statement on Form S-8 is filed by LegalZoom.com, Inc., a Delaware corporation (the “Registrant”), pursuant to General Instruction E to Form S-8, to register 8,881,530 additional shares of the Registrant’s common stock, $0.001 par value per share (“Common Stock”), issuable pursuant to future awards that may be granted under the Registrant’s 2021 Equity Incentive Plan (the “2021 Plan”). In accordance with such instruction, the Registrant hereby incorporates herein by reference the prior Registration Statements on Form S-8 filed by the Registrant with respect to the 2021 Plan on June 30, 2021 (SEC File No. 333-257577), March 24, 2022 (SEC File No. 333-263819), March 1, 2023 (SEC File No. 333-270178), February 29, 2024 (SEC File No. 333-277513) and February 26, 2025 (SEC File No. 333-285267), together with all exhibits filed therewith or incorporated therein by reference.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

Exhibit No.	Exhibit Description
4.1
Amended and Restated Certificate of Incorporation of LegalZoom.com, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 2, 2021).

4.2	Amended and Restated Bylaws of LegalZoom.com, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on November 6, 2024).
4.3
Form of LegalZoom.com, Inc.’s Common Stock Certificate (incorporated by reference to Exhibit 4.1 to Amendment No. 1 to the Registration Statement on Form S-1 (File No. 333-256803) filed with the Securities and Exchange Commission on June 21, 2021).

5.1*	Opinion of Cooley LLP.
23.1*	Consent of Independent Registered Public Accounting Firm.
23.2*	Consent of Cooley LLP (included in Exhibit 5.1).
24.1*	Power of Attorney (included on the signature page to this registration statement).
99.1
LegalZoom.com, Inc. 2021 Equity Incentive Plan (incorporated by reference to Exhibit 10.2 to Amendment No. 1 to the Company’s Registration Statement on Form S-1 (File No. 333-256806) filed with the Securities and Exchange Commission on June 21, 2021).

107*	Filing Fee Table.
____________
*Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, State of California, on February 23, 2026.

LegalZoom.com, Inc.

Date: February 23, 2026	By:	/s/ Jeffrey Stibel
Jeffrey Stibel
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jeffrey Stibel and Noel Watson, and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and any registration statement relating to the offering covered by this Registration Statement and filed pursuant to Rule 462 under the Securities Act, and to file the same, with exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully so or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, the following persons have signed this Registration Statement in the capacities and on the date(s) indicated.

Signature	Title	Date

/s/ Jeffrey Stibel	Chief Executive Officer and Director	February 23, 2026
Jeffrey Stibel	(Principal Executive Officer)

/s/ Noel Watson	Chief Operating & Financial Officer	February 23, 2026
Noel Watson	(Principal Financial Officer)

/s/ Charles Thomas	Chief Accounting Officer	February 23, 2026
Charles Thomas	(Principal Accounting Officer)

/s/ Nathan Gooden	Director	February 23, 2026
Nathan Gooden

/s/ Elizabeth Hamren	Director	February 23, 2026
Elizabeth Hamren

/s/ John Murphy	Director	February 23, 2026
John Murphy

/s/ Neil Tolaney	Director	February 23, 2026
Neil Tolaney

/s/ Sivan Whiteley	Director	February 23, 2026
Sivan Whiteley
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